As filed with the Securities and Exchange Commission on February 4, 1997

                                                   Registration No. 33-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM F-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             THE WIDECOM GROUP INC.
             (Exact name of Registrant as specified in its Charter)


                 Ontario                               98-0139939
      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)            Identification Number)


                         55 City Centre Drive, Suite 500
                      Mississauga, Ontario, Canada L5B 1M3
                                 (905) 566-0180
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)


                    Suneet S. Tuli, Executive Vice President
                        c/o The Corporation Trust Company
                                 2 Oliver Street
                           Boston, Massachusetts 02109
                                 (905) 566-0180
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service) With copy to:


                             Jeffrey M. Stoler, Esq.
                             Partridge, Snow & Hahn
                               101 Federal Street
                           Boston, Massachusetts 02110
                                  617-476-8901

Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.           [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.          [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                 [ ]

If delivery  of the  Prospectus  is  expected  to be made  pursuant to Rule 434,
please check the following box.                        [ ]


                         CALCULATION OF REGISTRATION FEE



                                                 Proposed Maximum   Proposed Maximum
 Title of Class of Securities      Amount to      Offering Price       Aggregate           Amount of
       to be Registered          be Registered     Per Share(1)      Offering Price    Registration Fee
------------------------------   -------------   ----------------   ----------------   ----------------

Common Stock, no par value (2)     1,897,500          $ 8.50          $ 16,128,750        $ 4,887.50
Common Stock, no par value (3)     1,135,000            8.50             9,647,500          2,923.48
                                   -----------------------------------------------------------------
Total                              3,032,500          $ 8.50          $ 25,776,250        $ 7,810.98
                                   =================================================================

-------------------
<F1> (1)   The price has been  calculated in accordance with Rule 457(c) and is based on the  closing  price of the  Common  Stock  as  reported  on the  Nasdaq
           SmallCap System on January 31, 1997.

<F2> (2)   Common Stock issuable upon exercise of outstanding  warrants,  offered and sold in connection with the Registrant's initial public offering.

<F3> (3)   Common  Stock   issuable   upon  exercise  of  warrants  held  by  Selling
           Stockholders  including  warrants held by the  underwriter of Registrant's initial public offering and the warrants included in such warrants.

      Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a), may determine.


                                   SUBJECT TO COMPLETION, DATED FEBRUARY 4, 1997

PROSPECTUS


                             THE WIDECOM GROUP INC.

                                3,032,500 Shares
                                  Common Stock

      This Prospectus relates to the registration for sale of 3,032,500 shares (the "Shares") of common stock, no par value per share (the "Common Stock") of The WideCom Group Inc., an Ontario corporation (the "Company"), by the Company and the Selling Stockholders (as hereinafter defined). The Company will bear all expenses incident to the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws, if any, on behalf of the Selling Stockholders. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

      The Common Stock is traded in the National Association of Securities Dealers Automated Quotation System - SmallCap System (the "Nasdaq SmallCap") under the symbol "WIDEF." On January 31, 1997, the closing price per share of the Common Stock as reported on the Nasdaq SmallCap Market was $8.50.


          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                               SEE "RISK FACTORS."


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.



                                                             Proceeds to
                              Price to      Proceeds to      the Selling
                              Public(1)     the Company    Stockholders(2)
                             -----------    -----------    ---------------

Per Share ................      $8.50            0              $8.50

Total ....................   $25,776,250         0           $25,776,250

-------------------
<F1> (1)   This price is based on the closing  price of the Common  Stock as reported on the Nasdaq SmallCap Market on January 31, 1997

<F2> (2)   The  Selling  Stockholders  shall  pay  all  underwriting   discounts  and
           commissions,  if any,  in  connection  with the  sale of their  respective
           Shares.  Expenses associated with the preparation of this Prospectus,  and the  Registration  Statement  of which it is a part,  are  payable  by the
           Company and are estimated at $20,000.  The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.  See
           "Use of Proceeds."

                 The date of this Prospectus is February 4, 1997


                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

AVAILABLE INFORMATION...............................................    3

INCORPORATION OF DOCUMENTS BY REFERENCE.............................    3

THE COMPANY.........................................................    5

RISK FACTORS........................................................    5

USE OF PROCEEDS.....................................................   12

SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION.......................   12

DESCRIPTION OF SECURITIES...........................................   13

LEGAL MATTERS.......................................................   13

EXPERTS.............................................................   13

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES....................................................   14


                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, IL 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is included for quotation in the Nasdaq SmallCap under the symbol "WIDEF," and such reports, proxy statements and other information concerning the Company are available for inspection and copying at the office of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a Registration Statement on Form F-3 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the transactions described herein. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission's principal office in Washington, D.C. For further information with respect to the transactions described herein and the Company, reference is made to the Registration Statement and the financial schedules and exhibits filed as part thereof. Statements contained in this Prospectus as to the terms of any agreement or other document are not necessarily complete; with respect to each such agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in all respects by such reference.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

      The Company hereby incorporates in this Prospectus by reference: (i) the Company's Proxy Statement dated December 30, 1996; (ii) the Company's Annual Report on Form 10-K for the year ended March 31, 1996; (iii) the Company's Quarterly Reports on Forms 10-Q for the fiscal quarters ended December 31, 1995, June 30, 1996 and September 30, 1996; (iv) the Company's Current Report on Form 8-K dated January 31, 1997 and the Company's Current Report on Form 8-K dated June 3, 1996; and (v) the Company's Registration Statement on Form F-1 dated December 15, 1995, registration number 33-78004, as amended. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person to whom a Prospectus is delivered, upon the oral or written request of any such person, a copy of any or all of the documents incorporated by reference herein, other than certain exhibits to such documents. Such requests should be addressed to Suneet
S. Tuli, Executive Vice President, The WideCom Group Inc., 55 City Centre Drive, Suite 500, Mississauga, Ontario, Canada L5B 1M3; telephone (905) 566-0180.

      No persons have been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering of securities made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Stockholders or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, by anyone, in any jurisdiction to or from any person to whom it is not lawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.


                                   THE COMPANY

      The Company was incorporated in Ontario, Canada in June 1990. The Company designs, assembles and recently commenced limited marketing of high-speed, high-performance document systems which transmit, receive, print, copy and/or archive wide format documents, such as blueprints, schematics, newspaper layouts and other mechanical and engineering drawings. The Company's products include WIDEfax Scan, a 36" wide format scanner, and WIDEfax Plotter, a 36" wide format plotter (printer). The Company also markets WIDEfax Modular Unit which incorporates a WIDEfax Scan module, a WIDEfax Plotter module, optional internal modems and software to permit the unit to interface with a personal computer and combine scanning, printing, facsimile and copying functions in one unit. The Company has only recently commenced commercialization activities which, to date, have resulted in only limited product sales.

      The Company designed its WIDEfax document systems in response to perceived market demand for systems which facilitate the efficient management and transmission of wide format documents, particularly for architectural, engineering and construction applications. The Company also markets its products for use by manufacturers in the garment and graphic arts industries, utilities and government agencies and for applications in newspaper and advertising industries. Although the markets for the Company's products are highly specialized and the Company has not conducted any formal market studies as to the potential demand for wide format document systems, the Company believes that the markets for wide format document systems are emerging as a result of the increasing demand for systems which can more efficiently scan, copy, print, transmit, receive and archive wide format documents. The Company believes that its products provide attractive alternatives to traditional methods employed to permit multiple users to view wide format documents, such as the use of an overnight courier to deliver copies of a document or microfiche reproduction.

      During 1996 the Company formed a research and development consortium, known as Technologies NovImage ("NovImage"), with an economic development agency of the Province of Quebec. The Company is now conducting all of its research and development activities through NovImage, which activities are expected to qualify for partial funding from governmental agencies.


                                  RISK FACTORS

      The securities offered hereby are speculative in nature and involve a high degree of risk, including, but not limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors before making an investment decision. This Prospectus contains, in addition to historical information, forward looking statements that involve risks and uncertainties. Those statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its directors or officers with respect to: (i) future revenues,
(ii) product development, (iii) the future of the wide format document system industry, and (iv) other matters. The Company's actual results could differ materially from those anticipated in the forward looking statements as a result of certain factors, including those discussed below and elsewhere in this Prospectus.

      1. Limited Relevant Operating History; Limited Revenue and Profit; Future Operating Results. The Company commenced marketing its first 36" wide format facsimile machine on a limited basis, primarily for demonstration purposes, in 1992, and other wide format document systems in 1994 and has a limited relevant operating history upon which an evaluation of the Company's prospects and performance can be made. The Company is subject to all of the risks, expenses, delays, problems and difficulties typically encountered in the establishment of a new business in an industry characterized by intense competition, as well as those encountered in the shift from development to commercialization of new products based on innovative technologies. For example, although the Company announced in December 1996 that it had achieved its initial target production for its SLC 436 color scanner, the Company has since reduced its production output in an effort to implement changes intended to reduce the incidence of manufacturing defects.

      Since inception, the Company has generated limited revenues from operations, achieved limited profitability in the fiscal years 1993 through 1995, sustained a loss of approximately $840,000 for the fiscal year ended March 31, 1996 and a further loss of approximately $1,040,000 for the six months ended September 30, 1996. Management anticipates that the Company will incur a loss for the fiscal quarter ended December 31, 1996, as well. The Company would have incurred losses during each of the fiscal years ended March 31, 1993, 1994 and 1995 if it had not received revenues from research and development grants and similar reimbursement programs. Unfavorable general economic conditions, including any possible future downturns in domestic or international economies, would materially and adversely affect the Company's future operating results. There can be no assurance that the Company will be able to achieve increased levels of revenue in the future or that the Company's future operations will be profitable.

      2. Working Capital Position. The Company's heavy investment in property, plant, equipment and inventories, its continuing operating losses and its $1,850,000 investment in NovImage have substantially reduced the Company's cash position. As a result, management believes it will be necessary to raise additional capital in the near future, and is exploring the Company's alternatives at this time. The inability to obtain additional financing, when needed and on acceptable terms, would have a material adverse effect on the Company's operations. To the extent that any future financing involves the sale of the Company's equity securities, the interests of the Company's then existing shareholders, including investors in this offering, could be diluted. See Risk Factor 18, below.

      3. Highly Specialized and Emerging Markets; Uncertainty of Market Acceptance; Possibility of Differing Industry Standards. The wide format document systems industry is a highly specialized segment of the document systems industry and is characterized by emerging and evolving markets and an increasing number of entrants who have introduced or are developing an array of new wide format products based on a variety of technologies. Each of these entrants is seeking to establish its products and technologies as the preferred method for reproducing, transmitting and storing wide format documents. To the extent that a competitor establishes its technologies as the preferred method within the industry, the Company may be required to modify or discontinue its products. As is typical in the case of emerging and evolving markets, demand and market acceptance for newly introduced products is subject to a high level of uncertainty. Since both the sender and recipient of wide format facsimile transmissions must have a WIDEfax machine in order to accommodate a wide format document in its existing form, purchasers may be reluctant to purchase the Company's products until wide scale market acceptance has been achieved. Achieving market acceptance of the Company's products will require substantial marketing efforts and expenditures of significant funds to create awareness and demand for the Company's products. In addition, potential customers may elect to utilize other products which they believe to be more efficient or have other advantages over the Company's products or may be reluctant to purchase the Company's products due to significant capital investment in other wide format document systems. There can be no assurance that emerging markets for the Company's products will not be limited, that the Company will have the funds or other resources necessary to achieve its marketing objective or that the Company's efforts will result in successful product commercialization or initial or continued market acceptance for its products.

      4. Limited Marketing Capabilities and Experience; Dependence Upon Third-Party Marketing Arrangements. The Company has limited marketing experience and limited financial, personnel and other resources to independently undertake extensive marketing activities. Accordingly, the Company has entered into third-party marketing arrangements and intends to rely primarily on domestic and foreign distributors and dealers to market the Company's products. The Company will be dependent upon the efforts of such distributors and dealers and may be dependent upon a limited number of such distributors and dealers for a significant portion of its revenues. For the years ended March 31, 1995 and 1996, the Company's five largest distributors accounted for approximately 45.3% and 37%, respectively, of the Company's product sales. The Company has only recently entered into marketing arrangements with many of its key distributors and dealers and the Company's prospects will depend to a large extent upon their efforts and the Company's ability to develop and maintain strategic marketing relationships with additional distributors and dealers. Certain of the Company's dealers and distributors represent various product lines generally, and cannot be expected to increase their sales efforts for the Company's products in the absence of increased incentives or product demand. The Company will also be dependent upon such distributors and dealers to provide installation and support services. To the extent that such third parties provide inadequate service and support, over which the Company will not have direct control, the Company's reputation, and its ability to continue to sell additional products would be adversely affected.

      5. Technological Factors; Uncertainty of Product Development and Commercialization. Although the Company has completed the development of its WIDEfax machines, which the Company believes perform the principal functions for which they have been designed, the Company's products have only been recently commercialized and are currently being utilized by only a limited number of customers. As a result, there can be no assurance that, upon widespread commercial use, the Company's products will satisfactorily perform all of the functions for which they have been designed or that they will be reliable or durable in extensive applications. The Company may be required to devote considerable efforts and resources to enhance and refine its wide format products and to develop additional products. Such efforts remain subject to all the risks inherent in development and commercialization of new products, including unanticipated delays, expenses, technical problems or difficulties, as well as the possible insufficiency of funds to implement efforts, which could result in abandonment or substantial change in product development or commercialization. The Company's success will be largely dependent upon its proposed products meeting targeted cost and performance objectives and the Company's ability to adapt its products to keep pace with evolving technological advances in the industry, and may also be dependent upon their timely introduction into the marketplace. The inability to successfully complete development of a product or a determination by the Company, for financial, technical or other reasons, not to complete development or commercialization of any product, particularly in instances in which the Company has already made significant capital expenditures, could have a material adverse effect on the Company.

      6. Competition; Technological Obsolescence. The markets for document systems are characterized by intense competition. Although the Company is not aware of any manufacturer of 36" facsimile machines, the Company is aware of one manufacturer of 24" facsimile machines and various manufacturers of wide format copiers, scanners, plotters and printers. The Company competes with numerous well-established foreign and domestic companies that market or are developing wide format document systems, as well as those which manufacture standard facsimile machines, copiers, scanners, plotters, and printers. The Company also expects that companies that manufacture and sell standard facsimile machines, copiers, plotters, scanners and printers could develop, without substantial delay of time, wide format document systems directly competitive with the
Company's products. Many of these companies possess substantially greater financial, technical, marketing, personnel and other resources than the Company and have established reputations for success in the development and marketing of facsimile machines, copiers, plotters, scanners and printers and have sufficient budgets to permit them to implement extensive advertising and promotional campaigns in response to competitors to enter new markets. In addition, the markets for the Company's products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product life cycles. As a result, the Company's ability to compete may be dependent upon its ability to continually enhance and improve its products, to complete development of and introduce into the marketplace in a timely manner its proposed products and to successfully develop and market new products. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the Company's products obsolete or less marketable, or that the Company will be able to enhance successfully its existing products or develop new products.

      7. Dependence Upon Principal Product; Limited Customer Base. A substantial portion of the Company's sales has been derived from the sale of the 36" WIDEfax facsimile machines prior to May 1994 and from the WIDEfax Modular Unit since its introduction in May 1994. Upon the introduction of the WIDEfax Modular Unit, which is an enhanced, modular version of the 36" WIDEfax facsimile machine, the Company discontinued manufacturing and selling the 36" WIDEfax facsimile machine. A decline in the sale of the WIDEfax Modular Units would have a material adverse effect on the Company. For the year ended March 31, 1996, sales of the WIDEfax Modular Unit accounted for approximately 87% of the Company's product sales. There can be no assurance that the Company will not be dependent upon non-recurring sales of WIDEfax Modular Units to a limited number of customers, which sales could constitute a substantial portion of the Company's revenues.

      8. Dependence Upon Third-Party Suppliers. The Company is dependent upon third-party suppliers and subcontractors for all of its supply of custom and component parts incorporated into its products. While the Company believes that alternative sources of supply for most of its components and custom parts are readily available on commercially reasonable terms, the Company is currently dependent upon Alberta Microelectronics, Inc., its principal supplier of print heads. The Company does not maintain supply agreements with any of its suppliers or subcontractors and purchases components and custom parts pursuant to purchase orders in the ordinary course of business. The Company is dependent on the ability of its suppliers and subcontractors, among other things, to satisfy performance and quality specifications and dedicate sufficient production capacity within scheduled delivery times. There can be no assurance that the Company's suppliers and subcontractors will be able to satisfy the Company's scheduled delivery requirements or have sufficient production capacity to satisfy such requirements during any period of sustained demand. Failure or delay by the Company's suppliers and subcontractors in supplying components or custom parts to the Company would adversely affect the Company's operating margins and the Company's ability to manufacture and deliver products on a timely and competitive basis.

      9. Foreign Trade Risks. The Company relies on sales to foreign markets for a substantial portion of its revenues. For the fiscal year ended March 31, 1995 and 1996, sales of the Company's products to customers in the Middle East and Asia accounted for approximately 43.5% and 48.0%, respectively, of the Company's sales. The Company is seeking to expand product sales in foreign markets, but there can be no assurance that the Company will be successful or that such markets will prove to be viable. To the extent that the Company is able to successfully expand its operations in foreign markets, the Company will become increasingly subject to risks inherent in foreign trade, including shipping delays, increased collection risks, trade restrictions, export duties and tariffs and international political, regulatory and economic developments, all of which could have an adverse effect on the Company's operating margins and results of operations and exacerbate the risks inherent in the Company's business. In addition, the Company conducts a substantial portion of its business in foreign currency, primarily the Canadian dollar and Indian rupee. Fluctuations in the exchange rates between the United States dollar and the Canadian dollar or Indian rupee could have an adverse effect on the Company's operating results. The Indian rupee has experienced significant devaluation against the United States dollar and other currencies in recent years. The Company may seek to limit its exposure to the risk of currency fluctuations by foreign currency hedging transactions which could expose the Company to substantial risk of loss. The Company has limited experience in managing international transactions and has not yet formulated a strategy to protect the Company against currency fluctuations.

      10. Risks Associated with Foreign Manufacturing. Substantially all of the Company's manufacturing activities are conducted in a free trade zone in India and, as a result, supplies shipped to the Company's manufacturing facility and completed products shipped from the facility are not subject to Indian duties or tariffs. Accordingly, the Company has been and will continue to be subject to various risks associated with conducting business abroad. India may, from time to time impose duties, tariffs or quotas or other restrictions on the Company's imports or exports, or otherwise change regulations relating to the conduct of business in the free trade zone, or the United States or Canada may impose increased duties, tariffs and other restrictions on the import or export of the Company's products or supplies, any of which would adversely affect the Company's operations.

      11. Possible Fluctuations in Operating Results. The Company's operating results could vary from period to period as a result of the length of the Company's sales cycle, as well as from purchasing patterns of potential customers, the timing and introduction of new products and product enhancements by the Company and its competitors, variations in sales by distribution channel and non-recurring system sales to a limited number of customers. There can be no assurance that such factors will not cause significant fluctuations in the Company's operating results in the future.

      12. Lack of Patent Protection; Reliance Upon Trade Secrets. The Company does not hold any patents, although, it has filed patent applications relating to certain aspects of its technology. There can be no assurance, however, that any patents will be issued to the Company or the breadth or degree of protection future patents, if any, would afford the Company or that any such patents will not be circumvented or invalidated. The Company relies upon proprietary know-how and employs various methods to protect the ideas, concepts and documentation of its proprietary technology, which methods include nondisclosure agreements with its employees and distributors. However, such methods may not afford complete protection and there can be no assurance that competitors or customers will not independently develop such know-how or obtain access to the Company's know-how, ideas, concepts and documentation. In addition, certain aspects of the technologies embodied in the Company's products are generally available to other manufacturers. The Company is not aware of any infringement on the proprietary rights of others and has not received any notice of claimed infringement. However, the Company has not conducted any investigation as to possible infringement and there can be no assurance that third parties will not assert infringement claims against the Company in connection with its products, that any such assertion of infringement will not result in litigation, or that the Company would prevail in such litigation or be able to license any infringed patents of third parties on commercially reasonable terms. If the Company's technologies were found to infringe another party's rights, the Company could be required to modify its products or obtain a license. There can be no assurance that the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, or that the Company would have the financial or other resources necessary to defend successfully a claim of violation of proprietary rights. Failure to do any of the foregoing could have a material adverse effect on the Company. Furthermore, if the Company's products or technologies are deemed to infringe patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which would have a material adverse effect on the Company.

      13. Dependence on Key Personnel. The success of the Company will be largely dependent on the personal efforts of Raja S. Tuli, its Chief Executive Officer and President and Suneet S. Tuli, its Executive Vice President of Sales and Marketing, and other key personnel. Although the Company has entered into five-year employment agreements with Messrs. Tuli and Tuli, the loss of the services of such persons or other key employees could have a material adverse effect on the Company's business and prospects. The Company has obtained
"key-man" life insurance on the life of Raja Tuli in the amount of CDN $1,500,000 and on the life of Suneet Tuli in the amount of CDN $1,000,000. The success of the Company may also be dependent upon its ability to hire and retain additional qualified technical, financial, marketing and other personnel. Competition for qualified personnel in the wide format document system industry is intense and there can be no assurance that the Company will be able to hire or retain additional qualified personnel.

      14. Potential Conflicts of Interest. The Company was organized by Raja, Suneet and Lakhbir Tuli and has engaged in transactions with entities that are affiliated with such persons which may involve potential conflicts of interest. The Company has entered into an Agreement with WideCom R&D, Inc. ("WideCom R&D"), a company wholly owned by Lakhbir S. Tuli, a principal stockholder of the Company and father of Raja and Suneet Tuli, pursuant to which WideCom R&D will, on a non-exclusive basis, seek to recruit licensing and marketing joint ventures and subcontract manufacturers for the Company in India. Certain terms of this Agreement, including a provision which requires WideCom R&D to structure its compensation with licensees, could result in potential conflicts of interest with the Company. In addition, Indo WideCom International Ltd., the Company's wholly owned subsidiary, leases the Company's Indian facility from WideCom Fax and Plotters, Ltd. ("WideCom Fax"), a company controlled by Lakhbir S. Tuli, and has engaged WideCom Fax as a non-exclusive distributor in India on the same terms and conditions as unaffiliated distributors. Moreover, the Company engages Lakhbir S. Tuli as an independent consultant and, for the years ended March 31, 1994, 1995 and 1996, the Company paid Mr. Tuli $22,000, $30,000, and $47,000, respectively, in consideration for such services. Mr. Tuli currently receives fees of $4,500 per month for such services. In connection with the establishment of NovImage, two companies owned by Raja S. Tuli each acquired 5% of NovImage solely in exchange for the licensing of their technologies to NovImage. Although management believes these transactions have been advantageous to the Company, there can be no assurance that future transactions or arrangements between the Company and its affiliates will be advantageous, that conflicts of interest will not arise with respect thereto or that if conflicts do arise, that they will be resolved entirely in favor of the Company.

      15. Control by the Tuli Family. At present, Raja, Suneet and Lakhbir Tuli, in the aggregate, beneficially own approximately 45.5% of the Company's outstanding Common Stock. Accordingly, such persons, acting together, will most likely be in a position to control the Company, elect all of the Company's directors, increase the authorized capital, dissolve, merge, or sell the assets of the Company and generally direct the affairs of the Company. In addition, the Ontario Business Corporation Act (the "OBCA") under which the Company is incorporated, requires that a majority of the members of the Company's Board of Directors and of any committee of the Board of Directors be resident Canadians. The OBCA also provides that directors shall not transact business at a meeting of directors unless a majority of directors present are resident Canadians. The Company currently has a majority of directors who are residents Canadians.

      16. No Dividends. The Company has not paid any cash dividends to date and does not expect to pay cash dividends in the foreseeable future.

      17. Possible Delisting of Securities from Nasdaq System; Risks Related to Low-Priced Stocks. The Company's Common Stock is listed on the Nasdaq Smallcap. However, in order to continue to be listed on Nasdaq, a company must maintain $2,000,000 in total assets, a $200,000 market value of the public float and
$1,000,000 in total capital and surplus. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion on Nasdaq if the market value of the public float is at least $1,000,000 and the company has $2,000,000 in capital and surplus. In addition, new Nasdaq regulations have been proposed which would require automatic delisting if the Company's share price falls below $1.00 and which abolish the alternative public float and capital and surplus tests. The failure to meet these maintenance criteria in the future may result in the delisting of the Company's securities from Nasdaq and trading, if any, in the Company's securities would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Shares were to become delisted from trading on Nasdaq and the trading price of the Shares was to fall below $5.00 per share, trading in the Shares would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in the Shares, which could severely limit the liquidity of the Shares and the ability of purchasers in this offering to sell the Shares in the secondary market.

      18. Significant Outstanding Options and Warrants; Potential Adverse Effect on Market Price of Common Stock. Upon the consummation of this offering, there will be 3,017,500 warrants outstanding to purchase freely-tradeable shares of Common Stock. Of those warrants, 2,702,000 are exercisable at a price of $4.00 per share, 165,000 are exercisable at a price of $8.25 per share, and 150,000 are exercisable at a price of $8.50 per share. Additionally, the Company has reserved 500,000 shares of Common Stock for issuance upon the exercise of options which may be granted under the Company's Stock Option Plan, under which plan options to purchase 200,000 shares of Common Stock at a price of $5.00 per share have been granted. Although the Company has the right to redeem, for $.10 per warrant, the warrants exercisable at $4.00 per share, and may choose to do so in light of its current working capital position, heavy downward pressure on the Company's stock price would likely result as warrant holders exercised such warrants, and sold the underlying stock, to avoid redemption of their warrants. To the extent that outstanding options and warrants are exercised, dilution to the percentage ownership of the Company's stockholders will occur and any sales in the public market of the Shares underlying such options and warrants may adversely affect prevailing market prices for the Shares. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely effected since the holders of outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the outstanding options and warrants.

      19. Shares Eligible for Future Sale. Upon the consummation of this offering, the Company will have 4,579,073 shares of Common Stock outstanding and 3,017,500 shares issuable upon exercise of outstanding warrants, all of which the shares will be freely tradeable without restriction or further registration under the Securities Act. An additional 2,682,073 shares (and 150,000 shares of Common Stock issuable upon exercise of certain warrants, are deemed to be "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act, and may only be sold pursuant to an effective registration under the Securities Act, in compliance with the exemption provisions of Rule
144 or pursuant to another exemption under the Securities Act. All such "restricted" shares may be sold pursuant to Rule 144 at various times in the future. No prediction can be made as to the effect, if any, that sales of such shares or even the availability of such shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect the prevailing market price for the Common Stock and could impair the Company's ability to raise capital through the sale of additional equity securities.


                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Company is not paying any underwriting, brokerage or other commissions in any form whatsoever in connection with the offer and sale of the Shares.


                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

      The Company has agreed to register the public offering of the Selling Stockholders' Shares under the Securities Act concurrently with this offering and to pay all expenses in connection therewith. An aggregate of 1,135,000 Selling Stockholders' Shares (consisting of 330,000 shares of Common Stock issuable upon exercise of warrants held by the underwriter of the Company's initial public offering (the "Underwriter Warrants") and an aggregate of 805,000 shares of Common Stock issuable upon exercise of warrants held by investors in the Company's October 1995 bridge financing and other investor warrants
(collectively, the "Investor Warrants") (the Underwriter Warrants and the Investor Warrants shall collectively be referred to as the "Warrants")) may be offered and sold pursuant to this Prospectus by the Selling Stockholders. Except as set forth below, none of the Selling Stockholders has ever held any position or office with the Company or had any other material relationship with the Company. The Company will not receive any of the proceeds from the sale of the Selling Stockholders' Shares by the Selling Stockholders. The following table sets forth certain information with respect to the Selling Stockholders:



                                            Shares Beneficially Owned              Shares Beneficially Owned
                                                 Prior to Sale(1)        Shares          After Sale(2)
                                            -------------------------     Being    -------------------------
Name                                           Number      Percent        Sold        Number      Percent
----                                           -------     -------       -------      ------      -------

Whale Securities Co., L.P.                     330,000       6.7%        330,000           0          0
Edward Weston and Ann Weston, Joint
 Tenants WROS                                   27,500        *           25,000       2,500         *
David Miller                                    97,200       2.0          90,000       7,200         *
Neill W. Freeman and Nita R. Freeman
 Joint Tenants WROS                             55,000       1.2          50,000       5,000         *
Robert F. Freedman                              50,000       1.0          50,000           0          0
Anandy E. Hazoury                               27,500        *           25,000       2,500         *
Pyrotech Limited                               147,500       3.2          75,000      72,500        1.8
Donald J. Schattle (3)                         140,111       3.0          65,000      75,111        1.6
Donald J. Schattle, IRA (3)                     82,500       1.7          75,000       7,500         *
Marilyn Henderson                               75,000       1.6          75,000           0          0
Norton Herrick                                 100,000       2.1         100,000           0          0
Diversified Investors Capital Services
 of North America                               57,500       1.3          25,000      32,500         *
SCS Corporation                                 25,000        *           25,000           0         *
Pell Limited                                   137,500       2.9         125,000      12,500         *

-------------------
<F1> *    Less than one percent (1%).

<F2> (1)   Includes Common Stock issuable upon exercise of the Warrants.

<F3> (2)   Assumes  that  all of the  Common  Stock  issuable  upon  exercise  of the
           Warrants is sold.

<F4> (3)   Mr.  Schattle  was a  member  of the  Company's  Board of  Directors  from
           September 1995 to March 1996.

      The Company has not entered into any Agreement, arrangement or understanding with any broker or dealer in connection with the offer and sale of the Shares. The Selling Stockholders may, however, enter into individual agreements, arrangements or understandings with any broker or dealer prior to the effective date of the Registration Statement with respect to the Shares. As of the effective date of the Registration Statement, the Company is not aware of any such Agreement, arrangement or understanding with any broker or dealer.


                            DESCRIPTION OF SECURITIES

      The Company is authorized to issue 20,000,000 shares of Common Stock, no par value per share. As of the date of this Prospectus, there were 4,579,073 shares of Common Stock outstanding, owned of record by approximately 55 stockholders and 3,017,500 warrants to purchase Common Stock, owned of record by 25 warrant holders. The Company believes that there are approximately 1,550 beneficial holders of the Company's Common Stock.

Common Stock

      The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of shareholders and do not have cumulative voting rights.

      The Common Stock has no conversion rights and includes no preemptive rights or other rights to subscribe for additional securities. The holders of the Common Stock will be entitled to receive dividends, if any, as may be declared by the Board of Directors out of legally available funds and to share pro rata in any distribution to the shareholders, including any distribution upon liquidation of the Company. All outstanding Shares of Common Stock are fully paid and nonassessable.

Dividend Policy

      To date, the Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any dividends in the foreseeable future. Instead, the Company intends to retain earnings, if any, to finance the operations or expansion of its business. Payments of dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including the Company's financial condition, results of operations, current and anticipated cash needs and expansion plans.


                                  LEGAL MATTERS

      Certain legal matters relating to the Common Stock will be passed upon for the Company by Partridge, Snow & Hahn, Boston, Massachusetts.


                                     EXPERTS

      The financial statements and schedules of the Company included and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended March 31, 1996, have been audited by BDO Dunwoody, independent certified public accountants, to the extent and for the periods indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon their reports given on the authority of said firms as experts in accounting and auditing.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Indemnification may be permitted to directors, officers, employees and agents of a corporation under certain circumstances and subject to certain limitations pursuant to Part IX of the OBCA and the Company's Bylaws.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

      The Company will bear all expenses in connection with the issuance and distribution of the Shares, including those set forth below. None of such expenses will be borne by the Selling Stockholders.


    Items                                                        Amounts
    -----                                                     ------------

    Securities and Exchange Commission Registration Fee       $  7,810.98
    "Blue Sky" Fees and Expenses                                 6,000.00*
    Legal Fees and Expenses                                     15,000.00*
    Accounting Fees and Expenses                                 5,000.00*
    Miscellaneous Expenses                                       1,000.00*
                                                              ------------
       Total                                                  $ 34,810.98*

-------------------
<F1> * - Estimated

Item 15.  Indemnification of Directors and Officers.

      Article 6 of the Registrant's By-Laws limits the personal liability of directors and officers to the Registrant or its shareholders for monetary damages arising from a breach of their fiduciary duty in certain circumstances.
Article 6 of the Registrant's By-Laws also provides that the Registrant may indemnify its officers and directors to the fullest extent permitted by the Ontario Business Corporations Act from any liability and all costs, charges and expenses that such officer or director sustains in respect to any action, suit or proceeding that is proposed or commenced against him or her for or in respect the execution of the duties of his or her office. Part IX of the Ontario Business Corporations Act authorizes a corporation to indemnify directors and officers unless such party has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. The effect of these provisions is to permit such indemnification by the Registrant for liabilities arising under the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules.

      Exhibits to this Registration Statement are attached or incorporated by reference as stated above.

Item 17.  Undertakings

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) If  the  Registrant  is a  foreign  private  issuer,  to  file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-K at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the Registrant includes in the Prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the Prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(b) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report, to security holders that are incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Ontario, Canada, on February 4, 1997.

                                       THE WIDECOM GROUP INC.


                                       By: /s/  RAJA S. TULI
                                           -------------------------------------
                                           Raja S. Tuli
                                           Chief Executive Officer and President


Pursuant to the requirements of the Securities Exchange Act of 1934, this report to be signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated



          Signature*                                 Title                           Date
          ----------                                 -----                           ----

/s/  RAJA S. TULI                  President, Chief Executive Officer and      February 4, 1997
-----------------------------      Director (Principal Executive Officer)
Raja S. Tuli


/s/  WILLEM J. BOTHA               Treasurer and Chief Financial Officer       February 4, 1997
-----------------------------      (Principal Financial and Accounting
Willem J. Botha                    Officer)


/s/  SUNEET S. TULI                Executive Vice President of Sales and       February 4, 1997
-----------------------------      Marketing, Secretary and Director
Suneet S. Tuli


/s/  BRUCE D. VALLILLEE            Director                                    February 4, 1997
-----------------------------
Bruce D. Vallillee


-----------------------------      Director
Ajit Singh


-------------------
<F1> *  -  Grant of  Power  of  Attorney  to  Facilitate  Amendment  of  this  Registration
           Statement:  Each person whose  signature  appears  above hereby  authorizes  and constitutes  and  appoints  as his true and lawful  attorney-in-fact,  Suneet S.
           Tuli, with full power of  substitution,  for him in any and all  capacities,  to sign and file pursuant to the requirements of the Securities Act, any amendments to this  Registration  Statement,  together  with  exhibits  thereto  and  other documents in connection  therewith,  and incorporating  such changes as the said attorney-in-fact deems appropriate.



                                  EXHIBIT INDEX


  Exhibit                                                                    Sequential
    No.           Description                                                 Page No.
  -------         -----------                                                ----------


     5            Opinion of Partridge, Snow & Hahn
                  Filed herewith.

    23.1          Consent of BDO Dunwoody, independent accountants
                  Filed herewith.

    23.2          Consent of Partridge, Snow & Hahn
                  (contained in Exhibit 5)

    24            Power of Attorney (included in the signature pages hereto)
